                                                                     EXHIBIT 4.2


                                     GENERAL

                               SECURITY AGREEMENT



                                 BY AND BETWEEN

                              VERIDIEN CORPORATION

                                   ("Debtor")



                                       AND



                          DUNVEGAN MORTGAGE CORPORATION

                                ("Secured Party")


                       DATED THE 19TH DAY OF OCTOBER, 1995

                               SECURITY AGREEMENT

         VERIDIEN CORPORATION, a Delaware Corporation, (the "Debtor"), and DUNVEGAN MORTGAGE CORPORATION, (the "Secured Party"), parties to that certain Loan and Security Agreement dated of even date herewith (the "Loan Agreement"), agree as follows:

                    SECTION 1. CREATION OF SECURITY INTEREST

         Debtor hereby grants to Secured Party a security interest in the Property described in Section 2 of this Agreement (the "Collateral") to secure performance and payment of (i) that certain Master Promissory Note issued pursuant to the Loan and Security Agreement dated of even date herewith, in the maximum principal amount of $2,500,000.00 executed by Debtor payable to the order of the Secured Party ("Note", whether one or more), bearing interest and being payable in the manner provided therein; (ii) all renewals and extensions of the Note; (iii) payment and performance of all obligations under the Loan Agreement, this Agreement and any related instruments or agreements; and (iv) all other obligations and indebtedness of Debtor to Secured Party of whatever kind and whenever or however created or incurred (all of the foregoing described in this Section 1 being the "Secured Indebtedness").


                              SECTION 2. COLLATERAL

         In the regular course of business Debtor acquires (a) goods, which are held for sale or lease or are furnished or to be furnished under contracts of service, or which are supplies, raw materials, work in process or other materials to Debtor, to be used, consumed or processed by Debtor and (b) indebtedness or receivables arising upon the sale or lease of goods or rendition of services by Debtor to others (called "Customers"). The collateral of this Agreement is (i) all inventory of Debtor now owned or hereafter acquired, and raw materials, work in progress or materials used or consumed in Debtor's business, and all products thereof, whether in possession of the Debtor, warehouseman, bailee or any other person ("Inventory"); (ii) all accounts, contract rights, chattel paper, instruments, general intangibles and rights to payment of every kind of Debtor ("Accounts"), now or at any time hereafter arising; all interests of the Debtor in any goods, the sale or lease of which shall have given or shall give rise to any of the foregoing, (iii) all receivables and all guaranties of receivables and security therefore; and all proceeds of all and any of the foregoing in whatever form received, whether cash or non-cash; (iv) all of the right title and interest of Borrower in and with respect to the goods services, or other property that gave rise to or secure any of the Accounts and insurance policies and proceeds relating thereto, and all of the rights of Borrower as an unpaid seller of goods or services, including, without limitation, the rights of stoppage in transit, replevin, reclamation, and resale; (v) all instruments, documents, securities, cash, and property; (vi) all contracts, contract rights, promissory notes and all evidences of indebtedness in favor of Borrower; (vii) all shares, stocks, warrants, bonds, debentures, or other securities of all corporations now or hereafter owned by, pledged or assigned to the Borrower, together with all renewals thereof, subscriptions therefor, accretions thereto and all rights or claims in respect thereof and all interests of Borrower in any other business ventures; (viii) all furniture, fixtures, files, books records, equipment, laboratory equipment and supplies, manufacturing equipment and supplies of the Borrower, and all documents, contract rights, general intangibles and instruments relating to the operation or management of the equipment, including, without limitation, any and all maintenance contracts, permits, licenses, franchises and government approvals, and all replacements and additions thereto; (ix) all products, patents, copyrights and trademarks of Borrower; all intellectual property, formulae, research data and regulatory approvals owned by Borrower or used by Borrower in the conduct of its business together with all proceeds thereof, and all rights or claims with respect to patent or trademark infringement, all as listed in Exhibit "A" attached hereto; (x) all proceeds of each of the foregoing whether cash or otherwise owned by Borrower or in which Borrower has an interest, all such items collective called "Collateral".


                   SECTION 3. PAYMENT OF OBLIGATIONS OF DEBTOR

         3.1 Direct Obligations. Debtor shall pay to Secured Party any sum or sums due or which may become due pursuant to the Note, or any extensions or renewals thereof, or under the Loan Agreement, this Agreement or any documents executed in connection therewith or as security therefor.

         3.2 Expenses. Debtor shall pay to Secured Party on demand all expenses and expenditures, including reasonable attorneys' fees and other legal expenses incurred or paid by Secured Party in exercising or protecting its interests, rights and remedies under the Loan Agreement and/or this Agreement, plus interest thereon at the maximum non-usurious rate permitted by applicable law with respect to Debtor.

         3.3 Acceleration. Debtor shall pay immediately, without notice, the entire unpaid Secured Indebtedness of Debtor to Secured Party whether created or incurred pursuant to this Agreement or otherwise, upon Debtor's default under Section 5 of this Agreement and acceleration of said Secured indebtedness as provided for in this Agreement.


         SECTION 4. DEBTOR'S REPRESENTATIONS, WARRANTIES AND AGREEMENTS

         Debtor represents, warrants and agrees that:

         4.1 Valid Accounts. Each Account will represent the valid and legally enforceable indebtedness of a bona fide Customer arising from the sale or lease of goods or rendition by Debtor of services and will be subject to no setoffs, counterclaims or defenses except the standard reconciliation for uncollectible accounts ("true-up" process); such goods or services will have been delivered to or performed for, and accepted by, the Customer, and the amount shown as to each Account on Debtor's books will be the true and undisputed amount owing and unpaid thereon, payable in full at the time referred to in the invoice, or if no time is specified within at least within ninety (90) days from the date of the particular invoice, and Debtor has no knowledge of any fact or circumstance that would impair the validity of enforceability of any Account.

         4.2 Title. Except for the security interests granted hereby, absolute title to all collateral, free and clear of all liens, security interests and encumbrances, is, or at the time of acquisition thereof will be, vested in Debtor. All instruments, documents and chattel paper pertaining to the Accounts will be valid and genuine and free from all liens, security interests and encumbrances except for the security interests granted hereby.

         4.3 Performance of Obligations. Debtor will duly perform and will cause to be performed all obligations with respect to the goods, the sale or lease of which gave rise to each Account.

         4.4 Information. All information supplied and statements made by Debtor or any guarantor in any financial, credit or accounting statement or application for credit prior to, contemporaneously with or subsequent to the execution of this Agreement are and shall be true, correct, complete, valid and genuine.

         4.5 Place of Business; Records. The chief place of business of Debtor is the address shown on the signature page of this Agreement. Debtor will immediately notify Secured Party in writing of any change in Debtor's chief place of business. Debtor will (1) keep such books and records pertaining to the Collateral and all Customers and Accounts, at such chief place of business, and at such office or offices of Debtor as shall be approved in writing by Secured Party, (2) permit representatives of Secured Party at any time to inspect the collateral and inspect and make reasonable abstracts from the book and records of Debtor pertaining to the Collateral, and (3) furnish to Secured Party such reasonable information and reports regarding the Collateral as Secured Party may from time to time require.

         4.6 Notice to Customers. Upon Secured Party's request, Debtor will give such notice in writing as Secured Party may require at any time to any or all Customers indebted on all or any of the Accounts and, if Secured Party shall so request, deliver to Secured Party copies of any and all such notices. After the occurrence of an Event of Default, Secured Party, or his agents may (1) transmit to any or, all Customers at any time or times such notice of Secured Party's interest in any such Accounts as Secured Party may determine (but Secured Party shall not be required to give any such notice and any failure to give such notice by Secured Party shall in no affect Secured Party's rights and interest hereunder or under any, Accounts), (2) request from Customers at any time or times information concerning the amount owing under any or all Accounts,
(3) request from Customers that Accounts be paid directly to Secured Party or to a post office box address over which Secured Party has control, or (4) enforce payment and collect, by legal proceedings or otherwise, all Accounts.

         4.7 Information to Secured Party Regarding Accounts and Inventory. Debtor will transmit to Secured Party all information that it may have or receive with respect to the Inventory or any Accounts or with respect to Customers indebted on such Accounts which might in any way affect the value of the Inventory or Accounts or Secured Party's rights or remedies with respect thereto, including, but not limited to (1) rejection of goods or services by a Customers, and (2) assertion of claims, counterclaims or setoffs by a Customer.

         4.8 No Additional Security Interests or Liens. Debtor will not pledge, mortgage or other wise encumber, or create or suffer a security interest to exist in any of the Collateral to or in favor of any one other than Secured Party.

         4.9 Additional Documentation. Debtor will sign and execute alone or with Secured Party assignments of accounts receivable, contracts and insurance and pledges of shares as well as any Financing statement or other document or procure any document, and pay all connected costs, necessary to protect the security interests, rights and remedies created by, provided in or emanating from this Agreement.

         4.10 Protective Action. Debtor will, at its own expense, do, make, procure, execute and deliver all acts, things, writing and assurances as Secured Party may at any time request to protect, assure or enforce its interests, rights and remedies created by, provided in or emanating from this Agreement.

         4.11 No Leases or Encumbrances. Debtor will not lend, rent, lease or otherwise dispose of the collateral or any interest therein except as authorized in this Agreement or in writing by Secured Party, and Debtor shall keep the Collateral, including the proceeds from any disposition thereof, free from unpaid charges, including taxes, and from liens, encumbrances, and security interests.

         4.12 Collateral Locations. The Collateral shall remain in Debtor's possession or control at the location indicated on the signature page of this Agreement or at such other locations as Secured Party may approve in writing, and shall not be removed except for temporary removal in the ordinary course of Debtor's business, from those locations.

         4.13 Insurance. Debtor will have and maintain or cause to be maintained insurance at all times with respect to all Collateral against risks of fire, theft and such other risks as Secured Party may require. Such insurance policies shall contain such terms, be in a form, for a period and be written by companies satisfactory to Secured Party. Such insurance policies shall also contain a standard mortgagee's endorsement providing for payment of any loss to Secured Party. All policies of insurance shall provide for a minimum of thirty
(30) days written cancellation notice to Secured Party. Debtor shall furnish Secured Party with certificates or other evidence satisfactory to Secured Party of compliance with the foregoing insurance provisions. Debtor hereby irrevocably appoints Secured Party as attorney for Debtor in obtaining, adjusting, settling and cancelling such insurance and endorsing any drafts drawn by insurers of the Collateral, which power is coupled with an interest, provided, however, Secured Party shall not be required to obtain, adjust, settle or cancel such insurance or endorse such drafts and any failure to do so by Secured Party shall in no way affect Secured Party's rights and interest hereunder or in any of the collateral. In the event of loss and the payment of insurance proceeds, all monies shall be payable to Secured Party for the accounts of the Secured Party and the Debtor, as their interests may appear. At the option of Secured Party, all monies so received, from less than an actual or constructive total loss shall be applied (i) to the Note secured thereby, (ii) to repair of the damage in respect of which the insurance loss was paid, or (iii) in reimbursements for monies theretofore so applied by the Debtor with the consent of the Secured Party. In the event of actual or constructive total loss of the Collateral, the insurance process for such loss shall, unless otherwise agreed by Secured Party, be applied as follows: (i) to the payment of the costs of collecting such insurance, if any, (ii) to the payment of all indebtedness, principal, interest and other sums owed by the Debtor to Secured Party secured hereby; and (iii) the balance, if any to the Debtor.

         4.1.4 Segregation of Returned Goods. Returned or repossessed goods arising from or relating to any accounts included within the Collateral shall, if requested by Secured Party, be held separate and apart from any other property of Debtor. Debtor shall as often as requested by Secured Party, but no less than weekly, even though no special request has been made, report to Secured Party the appropriate identifying information with respect to any such returned or repossessed goods relating to accounts included within the Collateral.

         4.15 Location of Inventor. Debtor will promptly notify Secured Party in writing of any addition to, change in or discontinuance of its place(s) of business as shown in this Agreement, places at which inventory is located as shown herein, the location of its chief executive office and the location of its office where it keeps its records as set forth herein. All Collateral will be located at the place(s) of business shown on the signature page of this Agreement or exhibits to this Agreement as modified by any written notice(s) given pursuant hereto.

         4.16 Accounts as Proceeds. All accounts that are proceeds of the inventory included within the Collateral shall be subject to the security interest granted hereby and all of the other terms and provisions hereof.


                          SECTION 5. EVENTS OF DEFAULT

         As used herein, the term "Event of Default" shall have the same meaning assigned to it by the Loan Agreement.

                 SECTION 6. SECURED PARTY'S RIGHTS AND REMEDIES

         6.1      Rights Exclusive of an Event of Default.

                  (a) This Agreement, Secured Party's rights hereunder or the Secured Indebtedness may be assigned from time to time, and in any such case the assignee shall be entitled to all of the rights, privileges and remedies granted in this Agreement to Secured Party.

                  (b) Debtor hereby appoints the Secured Party its true and lawful attorney for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, secured Party shall have the right after the occurrence of an Event of Default to receive, collect and endorse all checks made payable to Debtor or its order representing any proceeds in respect of the Collateral or any part thereof and to give full discharge therefor. Secured Party may, but is not obligated to, exercise at any time and from time to time all or any of Debtor's rights including, but not limited to, the following powers, with respect to all or any of the
         Collateral:

                           (i) to demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due upon or by virtue thereof;

                           (ii) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or receive by Secured Party in connection therewith;

                           (iii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

                           (iv) to sell, transfer, assign or otherwise deal in or with the same or the proceeds of avails thereof or the relative goods, as fully and effectually as if Secured Party were the absolute owner thereof; and

                           (v) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto, including without limitation, arrangement for payment in installments, other modifications of the payment terms of, or release of;

provided, however, the exercise by Secured Party of or failure to so exercise any such authority shall in no manner affect or discharge Debtor's liability to Secured Party hereunder or under the Note or under any other instrument evidencing or securing any of the Secured Indebtedness, and provided further that Secured Party shall be under no obligation, responsibility or duty to exercise any of the powers hereby conferred upon it and it shall be without liability for any act or failure to act in connection with any of the collateral. Secured Party shall not be required to take any steps necessary to preserve the rights of the Collateral, except as required by law. Secured Party shall at all times have the right to apply the proceeds of any of the Accounts or other property in which Secured Party has been granted a security interest herein towards payment of the Note and other Secured Indebtedness immediately upon receipt or collection of such proceeds.

         (c) Secured Party may execute, sign, endorse, transfer or deliver in the name of Debtor notes, checks, drafts or other instruments for the payment of money and receipts, certificates of origin, applications for certificates of title or any other documents necessary to evidence, perfect or realize upon the security interest and obligations created by this Agreement.

         6.2      Rights in Event of Default.

         (a) Upon the occurrence of an Event of Default, and at any time thereafter, or in the event Secured Party deems itself insecure, Secured Party may declare the Secured Indebtedness immediately due and payable and shall have the rights and remedies of a secured party under the Uniform Commercial Code and under other applicable laws of each state having jurisdiction over the collateral or any part thereof, including without limitation thereto, the right to sell, lease or otherwise dispose of any or all of the collateral and the right to take possession of the Collateral, and for that purpose Secured Party may enter upon any premises on which the Collateral or any part thereof may be situated and remove the Collateral or books and records evidencing same, or may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. Unless the collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market, Secured Party will send Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is mailed, postage prepaid, to Debtor at the address designated in this Agreement at least ten (10) days before the time of the sale or disposition. Expenses of retaking, holding, preparing for sale, selling or the like shall include Secured Party's reasonable attorneys' fees and legal expenses, plus interest thereon at the maximum non-usurious rate permitted by applicable law with respect to Debtor. Debtor shall remain liable for any deficiency.

         Any amounts held, realized or received by Secured Party from any sale or other disposition of the Collateral or any part thereof, and all amounts received by Secured Party pursuant to collection of Accounts shall be applied by Secured Party in the following order to:

                  (1) all costs, expenses and liabilities of Secured Party (including attorneys' fees and expenses) incurred in connection with the exercise of Secured Party's rights under this Agreement or protecting its interest in the Collateral;

                  (2) the payment, in the following order (i) all interest owing on the Note, (ii) all principal owing on the Note (whether or not then due); (iii) all other Secured Indebtedness of Debtor to Secured Party; and then

                  (3) any other amounts held, realized or received by Secured Party pursuant to the provisions hereof may at the election of Secured Party be applied by Secured Party in the foregoing manner, or at the election of Secured Party may be paid to Debtor, its successors or assigns, or as a court of competent jurisdiction may direct.

         (b) Secured Party may remedy any default and may waive any default without waiving the default remedied or without waiving any other prior or subsequent default.

         (c) The remedies of Secured Party hereunder are cumulative, and the exercise of any one or more of the remedies provided for herein shall not be construed as a waiver of any of the other remedies of Secured Party.

         (d) SECURED PARTY MAY ENFORCE ITS RIGHTS UNDER THIS AGREEMENT WITHOUT RESORT TO PRIOR JUDICIAL PROCESS OR JUDICIAL HEARING, AND DEBTOR EXPRESSLY WAIVES, RENOUNCES AND KNOWINGLY RELINQUISHES ANY LEGAL RIGHT WHICH MIGHT OTHERWISE REQUIRE SECURED PARTY TO ENFORCE ITS RIGHTS BY JUDICIAL PROCESS. IN SO PROVIDING FOR A

NON-JUDICIAL REMEDY, DEBTOR RECOGNIZES AND CONCEDES THAT SUCH A REMEDY IS CONSISTENT WITH THE USAGE OF THE TRADE, IS RESPONSIVE TO COMMERCIAL NECESSITY AND IS THE RESULT OF BARGAINING AT ARMS LENGTH. NOTHING IN THIS AGREEMENT IS INTENDED TO PREVENT DEBTOR OR SECURED PARTY FROM RESORTING TO JUDICIAL PROCESS AS EITHER PARTY'S OPTION.

         (e) Debtor agrees that in performing any act under this Agreement that time shall be of the essence and that Secured Party's acceptance of a partial or delinquent payment or payments, or the failure of Secured Party to exercise any right or remedy shall not be a waiver of any obligation of Debtor or similar default subsequently occurring.

         6.3 Debtor shall, at the request of the Secured Party, notify the account debtors of the security interest of Secured Party in the accounts receivable and direct payment therefore to Secured Party. Secured Party may, upon the occurrence of any event of default, so notify any such account debtor and may receive any proceeds to which Secured Party may be entitled under this Agreement.


                        SECTION 7. ADDITIONAL AGREEMENTS

         7.1 Parties. "Secured Party" and "Debtor" as used in this instrument include the successors, representatives, receivers, trustees and assigns of those parties.

         7.2 Section Headings. The section headings appearing in this instrument have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this instrument.

         7.3 Defined Terms. Terms used in this instrument which are defined in the Uniform Commercial Code in effect in Delaware are used with the meanings as therein defined.

         7.4 Applicable Law; Place of Payment. The law governing this secured transaction shall be that of the State of Delaware in force at the date of this instrument, and all payments and obligations shall be made and performed in Wilmington, Delaware, unless otherwise agreed.

         7.5 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and the remaining provisions of this Agreement shall be in full force and effect.

         7.6 Secured Party shall have the right to syndicate, assign or participate its interest herein, in whole or in part, to one or more parties without limitation. In such event, the term "Secured Party" herein shall refer to all such assignees or participants. Debtor agrees that any such assignment may be made without notice and further agrees to cooperate fully with Secured Party in the execution of any such assignment and further agrees to execute such documents as Secured Party may from time to time require in connection with any such assignment, participation or syndication.

         EXECUTED on this 19th day of October   , 1995.


Debtor:                             VERIDIEN CORPORATION



                                    By:
                                       -----------------------------------------
                                         Title:
                                               ---------------------------------
                                         Address:  800 Sarasota Quay
                                                 -------------------------------
                                                   Sarasota,  Florida 34236
                                                 -------------------------------

                                                 -------------------------------



Secured Party:                      DUNVEGAN MORTGAGE CORPORATION



                                    By:
                                       -----------------------------------------
                                         Title:
                                               ---------------------------------
                                         Address:  222 Delaware Avenue
                                                 -------------------------------
                                                   P.O.Box 2306
                                                 -------------------------------
                                                   Wilmington, Delaware
                                                 -------------------------------
                                                   19899
                                                 -------------------------------

                                   EXHIBIT "A"

                                       TO

                           GENERAL SECURITY AGREEMENT

                                 By and Between

                              VERIDIEN CORPORATION

                                       AND

                          DUNVEGAN MORTGAGE CORPORATION


                        LIST OF PATENTS, TRADEMARKS, ETC.

                                                                     EXHIBIT "A"

EXHIBIT NO. A DESCRIPTION


                  Patents, Trademarks, Copyrights

                  -      ISSUED PATENTS

                  -      PENDING PATENT APPLICATIONS

                  -      REGISTERED TRADEMARKS

                  -      PENDING TRADEMARK APPLICATIONS

                                 ISSUED PATENTS

Title (Country)                     Issued           Action                     Due Date
---------------                     ------           ------                     --------
DS I (U.S.A.)                       09.08.92         Maintenance                09.08.92
                                                     Fee Due

DS I (AU)                           01.22.93         Annuity Due                01.30.96

DS I (GB)                           04.14.93         Annuity Due                01.30.96

CCS II (U.S.A.)                     04.11.95         Maintenance                04.11.98
                                                     Fee Due

DS II (U.S.A.)                      08.15.95         Maintenance                08.15.98
                                                     Fee Due

                           PENDING PATENT APPLICATIONS


Title (Country)                     Filed                     Action                     Date
---------------                     -----                     ------                     ----
DS I (CA)                           05.23.89                  Awaiting
                                                              Issuance

DS I (JP)                           07.26.91                  Request For                01.30.97
                                                              Examination

DS II (LK)                          09.11.93                  Amendment                  09.07.95
                                                              filed

DS II (MX)                          02.08.94                  Awaiting
                                                              Examiner's
                                                              Review

DS II (PCT)                         02.14.94                  Enter                      01.16.96
                                                              Nat'l. Phase

DS II (NZ)                          02.28.95                  Awaiting
                                                              Examiner's
                                                              Review

CCS II (AU)                         06.09.93                  Annuity Due                06.09.96

CCS II (EPO)                        06.09.93                  Annuity Due                06.09.96

CCSS/AOCCS III (U.S.A.)             02.14.94                  Amendment                  08.16.95
                                                              Mailed

                              REGISTERED TRADEMARKS


Title (Country)                     Registered                Action                     Due Date
---------------                     ----------                ------                     --------
ON GUARD (U.S.A.)                   02.26.91                  8&15                       02.26.96
                                                              Declaration

VIRAHOL (U.S.A.)                    09.24.91                  8&15                       09.24.96
                                                              Declaration

POXALL-200 (U.S.A.)                 02.02.93                  8&15                       02.02.98
                                                              Declaration

VIRAGEL (U.S.A.)                    07.20.93                  8&15                       07.20.98
                                                              Declaration

VIRAHOL (MEX)                       09.27.94                  8&15                       09.27.97
                                                              Declaration

VIRASONIC (U.S.A.)                  11.15.94                  8&15                       11.15.99
                                                              Declaration

VIRASCRUB (U.S.A.)                  01.31.95                  8&15                       01.31.00
                                                              Declaration

STERIHOL (U.S.A.)                   02.28.95                  8&15                       02.28.00

VERIDIEN (U.S.A.)                   09.05.95                  8&15                       09.05.00
                                                              Declaration

                         PENDING TRADEMARK APPLICATIONS


Title (Country)                     Filed                     Action
---------------                     -----                     ------
VIRAWASH (U.S.A.)                   05.04.92                  Approved
                                                              Awaiting
                                                              Registration